Final

AGREEMENT AND PLAN OF MERGER

By and Among

Healthcare Business Resources, Inc.

HBR SUB, Inc.

and

UPlus Health, LLC

UserTech U.S. LLC

Dated as of June 18, 2021

TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "**Agreement**"), is entered into as of June 18, 2021, by and among UserTech U.S. LLC, a Delaware limited liability company ("**UPlus**"), UPlus Health, LLC, a Delaware limited liability company (that has elected to be taxed as a corporation) and a wholly-owned subsidiary of UPlus (the "**Company**"), Healthcare Business Resources, Inc., a Delaware corporation ("**Parent**"), and HBR Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent ("**Merger Sub**"). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 9.01 hereof.

RECITALS

WHEREAS, HBR, headquartered in Nashville Tennessee, brings providers and payers in the Healthcare space a "Data Driven" approach to managing their business by providing consulting and powerful business tools such as software, machine learning, data analytics and artificial intelligence;

WHEREAS, UPlus, a New York based company helps companies across multiple industries with continuous innovation and market development (the "**Services**") through the implementation of its proprietary technology called the U+Method, which is a is a step-by-step product development methodology that focuses on front–loading the risky parts of product development before starting large buildouts (the "**U+Method Technology**");

WHEREAS, UPlus, has licensed to UPlus Health, LLC, the U+Method Technology and related intellectual property for use in the health care and medical services industry (the "Medical Industry"), a copy of such license is attached to this Agreement as Exhibit A (the "License Agreement");

WHEREAS, UPlus and Parent believe that their individual capabilities and expertise could be combined to provide a unique integrated solution to clients in the Medical Industry;

WHEREAS, UPlus's post transaction participation in providing the anticipated integrated solution is set forth in the services agreement (the "**Services Agreement**"), a copy of which is set forth as Exhibit B to this Agreement;

WHEREAS, Parent's post transaction financial metrics plan for the Company and the anticipated integrated solution is set forth in the Company financial metrics plan ("**Financial Metrics Plan**"), a copy of which is set forth as Exhibit C to this Agreement;

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, UPlus, the Company's sole member and manager (the "**Company Board**") has: (a) determined that it is in the best interests of the Company and declared it advisable, to enter into this Agreement with Parent and Merger Sub; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby,

including the Merger; in each case, in accordance with the Delaware General Corporation Law (the "**DGCL**");

WHEREAS, the respective Boards of Directors of Parent (the "**Parent Board**") and Merger Sub (the "**Merger Sub Board**") have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the DGCL;

WHEREAS, the Parent Board has approved the issuance of shares and warrants of its par value $0.001 common stock (the "**Parent Common Stock**") in connection with the Merger on the terms and subject to the conditions set forth in this Agreement (the "**Parent Stock Issuance**");

WHEREAS, for U.S. federal income Tax purposes, the parties intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "**Code**"), and that this Agreement be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code; and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I
THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time: (a) Merger Sub will merge with and into the Company (the "**Merger**"); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger and a Subsidiary of Parent (sometimes referred to herein as the "**Surviving Company**").

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the "**Closing**") will take place at 12:01 a.m., E.S.T. time, as soon as practicable (and, in any event, within three Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall take place at the Huntsville, Alabama offices of Maynard Copper and Gale, or remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the "**Closing Date**."

Section 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause a certificate of merger (the "**Certificate of Merger**") to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the "**Effective Time**").

Section 1.04 Effects of the Merger. The Merger shall have the effects set in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Company.

Section 1.05 Certificate of Organization. At the Effective Time: (a) the certificate of organization of the Company shall be the certificate of organization of the Surviving Company as set forth in Exhibit D, and shall be the certificate of organization of the Surviving Company until thereafter amended in accordance with the terms thereof and applicable Law; and (b) the limited liability company agreement of the Company as in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving Company and thereafter amended in accordance with the terms thereof, the certificate of formation of the Surviving Company, and applicable Law.

Section 1.06 Managers and Officers. The representatives of Parent and UPlus listed on Schedule 1.06 shall, at the Effective Time, be the managers and officers, as specified on Schedule 1.06, of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of organization and company agreement of the Surviving Company.

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, UPlus, Merger Sub, or the Company or the holder of any capital stock or Membership Units of Parent, Merger Sub, or the Company:

(a) **Conversion of Company Membership Units**. The Company's 1,000,000 Membership Units issued and outstanding immediately prior to the Effective Time will be converted into the right to receive: (i) 1,000,000 shares of Parent Common Stock (the "**Stock Consideration**") plus (ii) a three-year warrant to purchase 1,400,000 shares of Parent's Common Stock for $0.50 per share (the "**Warrant Consideration**" and together with the Stock Consideration, the "**Merger Consideration**");

(b) **Cancellation of Units**. At the Effective Time, all of the Company Membership Units will no longer be outstanding and Company Membership Units will be cancelled and retired and will cease to exist, and each holder of: (i) a certificate formerly representing any Company Membership Units (each, a "**Certificate**"); or (ii) any book-entry Membership Units which immediately prior to the Effective Time represented Company Membership Units (each, a "**Book-Entry Unit**") will cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration in accordance with Section 2.02 hereof.

(c) **Conversion of Merger Sub Capital Stock**. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable Membership Unit, of the Surviving Company with the same rights, powers, and privileges as the Membership Units so converted and shall constitute the only outstanding equity of the Surviving Company. From and after the Effective Time, all certificates representing Membership Units of Merger Sub shall be deemed for all purposes to represent the number of Membership Units of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

Section 2.02 Exchange Procedures.

(a) Prior to the Effective Time, Parent shall deliver to its attorneys the Merger Consideration for delivery at the Closing and UPlus shall deliver the certificated Membership Units to its attorneys for cancellation at Closing.

(b) At the Closing, upon the exchange of all required signatures, Parent shall cause its attorneys to send to UPlus the Merger Consideration and UPlus shall cause its attorneys to mark the Company Membership Unit certificate cancelled.

(c) All Merger Consideration paid upon the surrender of certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Membership Units formerly represented by such certificate.

Section 2.03 Special Adjustments

(a) If after 18 months following the Closing, it is determined by UPlus that Parent failed to meet the Financial Metrics Plan set forth on Exhibit C, and UPlus provides written notice of such breach, then Parent shall provide proof that the Financial Metrics Plan was met or if not met, then have 60 days to meet the financial metrics specified in Exhibit C within the 20-month period following Closing (the "**Cure Period**"). Within 30 days following the Cure Period, if UPlus is satisfied that a cure has been achieved there shall be no further action with respect to this Section, however, (a); if UPlus maintains that Parent remains in breach, Parent may either agree that it is in breach and UPlus shall have the right to require Parent to transfer its 100% ownership interest in the Company and in turn cancel the Stock Consideration provided to UPlus at the Closing (the "**Equity Transfer**") or Parent can commence legal action to defend its position. UPlus shall retain the Warrant Consideration regardless of the outcome. Parent will have 10 business days

to either notify UPlus it is in accord with UPlus' determination of a breach and complete the Equity Transfer within that 10 day period or commence legal action.

(b) If after 18 months following the Closing it is determined by Parent that UPlus has materially breached the Services Agreement, and Parent provides written notice of such material breach, then UPlus shall have 60 days to cure such breach. Following the cure period, if Parent is satisfied that a cure has been achieved there shall be no further action with respect to this Section (b); if Parent maintains that UPlus remains in breach, and UPlus agrees that it is in breach, Parent shall have the right, for 30 days, to require UPlus to exchange its Warrant Consideration for $100 (the "**Warrant Exchange**") or if UPlus disputes the existence of a material breach may retain the Warrant Consideration until Parent prevails in a court of law that a material breach occurred and then Parent may require the return of the Warrant Consideration for $100.

(c) If after 48 months following the Closing the Company's unconsolidated annualized 12 months trailing revenue represents in excess of 70% of the unconsolidated trailing 12 months revenue of Parent, then UPlus shall have the right, upon 60 days written notice, to tender the Stock Consideration and the Warrant Consideration for cancellation and receive a convertible preferred stock representing 25% of the Company on a fully diluted basis and Parent shall, at UPlus's request (which must come within 30 days of receiving ownership) use reasonable efforts to market and sell substantially all of the assets or stock of the Company. Parent will provide UPlus an audited financial statement with the required revenue numbers as soon as they are available following four-year anniversary of the Closing. Any dispute will be decided between the parties will be resolved by the Independent Accountant described in Section 5.07.

(d) If during the 18 months following the Closing Parent is subject to a Change of Control, then UPlus shall have the right to require Parent to transfer to it its 100% ownership interest in the Company and in turn cancel the Stock Consideration provided to UPlus at the Closing (the "**Unwind**"). In addition, if UPlus causes the Unwind to occur, Parent shall have the right to require UPlus to exchange its Warrant Consideration for $100.

Section 2.04 General Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Membership Units of the Company or Shares of capital stock of the Parent Common Stock shall occur, including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock or similar events occur with the outstanding Membership Units, the Merger Consideration payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; *provided, however*, that this sentence shall not be construed to permit Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement

Section 2.05 Tax Treatment. For U.S. federal income Tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and the regulations promulgated thereunder, that this Agreement will constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY AND UPLUS

UPlus and Company hereby jointly and severally represent and warrant to Parent as follows:

Section 3.01 Organization and Authority of Company; Enforceability. Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of Delaware. UPlus and Company have full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out their obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by UPlus and Company of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite company action on the part of UPlus and Company. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by UPlus and Company, and (assuming due authorization, execution and delivery by Parent) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of UPlus and Company and enforceable against UPlus and Company in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by UPlus and Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of organization, limited liability company agreement or other organizational documents of UPlus or Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UPlus or Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which UPlus or Company is a party; or (d) result in the creation or imposition of any encumbrance on the Membership Units. No consent, approval, waiver or authorization is required to be obtained by UPlus or the Company from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by UPlus or the Company of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation ("**Action**") of any nature pending or, to UPlus's knowledge, threatened against or by UPlus or Company (a) relating to or affecting the Membership Units; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.04 No Transaction. Company has participated in no financial transactions since its inception; (ii) Company has no lease or rental obligation that will survive the Closing; and (iii) the Company has no short or long term debt.

Section 3.05 Ownership of Membership Interests.

(a) UPlus is the sole legal, beneficial, record and equitable owner of the 1,000,000 Membership Units, free and clear of all encumbrances whatsoever and these Membership Units represent all of the issued and outstanding Membership Units and 100% of the membership interests in the Company.

(b) The Membership Interests were issued in compliance with applicable laws. The Membership Interests were not issued in violation of the organizational documents of the Company or any other agreement, arrangement or commitment to which UPlus or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c) There are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

Section 3.06 Company Agreement. Attached hereto as Exhibit F is the Company's Limited Liability Company Agreement, which agreement is in full force and effect and is the only agreement in effect with respect to the matters described therein.

Section 3.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UPlus.

Section 3.08 Securities Laws. UPlus represents to Parent that it is an accredited investor under Rule 501 of Regulation D of the Securities Act of 1933, that the Merger consideration consisting of Parent Common Stock and the Warrants was the result of an arms-length negotiation, and that it understands that the Parent Common Stock is currently illiquid, not freely tradable upon an exchange and that UPlus may have to hold the Parent Common Stock and any Parent Common Stock issuable upon the exercise of its Warrants for an unspecified period of time and any future sale may be at a price lower than the exercise price of the Warrant.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) **Organization; Standing and Power**. Each of Parent and Merger Sub is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted.

(b) **Charter Documents**. The copies of the Certificate of Incorporation and By-Laws of Parent and of Merger Sub are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Parent has delivered or made available to UPlus a true and correct copy its Charter Documents and the Charter documents of Merger Sub and neither Parent nor Merger Sub is in violation of any of the provisions of its Charter Documents.

Section 4.02 Capital Structure.

Immediately prior to the Closing, Parent was authorized to issue 200,000,000 shares of Parent Common Stock, of which 19,853,000 shares are outstanding and all Shareholders owning over five percent (5%) of the Company are listed on Schedule 4.2 attached hereto and an additional 2,490,000 Options have been issued under the Company's option plan (each with a strike price of $0.50 per share). 8,000,000 shares have been reserved for the Option Plan.

In addition, Parent is planning to offer for sale up to 5,000,000 shares of Parent Common Stock in a Regulation A offering.

All of the Parent Common Stock have identical rights and privileges.

The holders of Parent Common Stock are entitled to one vote per share on all matters submitted to a vote of Parent's stockholders. The holders of outstanding Parent Common Stock are entitled to receive ratably any dividends declared by Parent's board of directors out of assets legally available therefor. In the event Parent liquidates, dissolves or winds up, holders of Parent Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Parent Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to Parent Common Stock.

Except as otherwise required by Delaware law, all stockholder action, other than the election of directors, is taken by the vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a meeting in which a quorum, consisting of a majority of the outstanding shares of common stock is present in person or by proxy. The election of directors is determined by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote, at a meeting held for such purposes at which a quorum, consisting of a majority of the outstanding shares of Parent Common Stock, is present in person or by proxy. Parent's certificate of incorporation does not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors elected each year.

Section 4.03 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) **Authority**. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger: (i) the adoption of this Agreement by Parent as the sole stockholder of Merger Sub; and (ii) the need to obtain the affirmative vote or of a majority of Parent's Board of Directors (the "**Requisite Parent**

Vote"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement, subject only, in the case of consummation of the Merger, to: (i) the adoption of this Agreement by Parent as the sole stockholder of Merger Sub; and (ii) the need to obtain the Requisite Parent Vote. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors' rights generally and by general principles of equity.

(b) **Non-Contravention**. The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of Parent or Merger Sub; (ii) assuming that all of the necessary consents contemplated have been obtained or made, and in the case of the consummation of the Merger, obtaining the Requisite Parent Vote, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent's or any of its Subsidiaries' loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) **Consents**. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger, the Parent Stock Issuance, and the other transactions contemplated hereby, except for:

(d) **Approvals**. The Merger Sub Board by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject

to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole stockholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement in accordance with the DGCL.

Section 4.04 Litigation. There is no Legal Action pending, or to the Knowledge of Parent, threatened against Parent or Merger Sub or any of its Subsidiaries or **any** of their respective properties or assets or, to the Knowledge of Parent, any officer or director of Parent or any of its Merger Sub or Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount that would reasonably be expected to have, individually or in the aggregate, a Parent or Merger Sub Material Adverse Effect; and (b) does not seek material injunctive or other material non-monetary relief. None of Parent, Merger Sub or any of its Subsidiaries or any of their respective properties or assets is subject to any Order of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the Knowledge of Parent, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of Parent, threatened, in each case regarding any accounting practices of Parent or any of its Subsidiaries or any malfeasance by any officer or director of Parent.

Section 4.05 Brokers. Neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction

Section 4.06 Intended Tax Treatment. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of Parent there exists no fact or circumstance, that is reasonably likely to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 4.07 Merger Sub. Merger Sub: (a) has engaged in no business activities other than those related to the transactions contemplated by this Agreement; and (b) is a direct, wholly-owned Subsidiary of Parent.

ARTICLE V
COVENANTS

Section 5.01 Conduct of Business of the Company. During the period from the date of this Agreement until the Effective Time, the Company shall, except as required by applicable Law, conduct its business consistent with the reasonable requests of Parent and shall not take any of the following actions:

(a) amend or propose to amend its Charter Documents;

(b) split, combine, or reclassify any Company securities;

(c) issue, sell, pledge, dispose of, or encumber any Company securities;

(d) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person;

(e) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance; or

(f) agree or commit to do any of the foregoing.

Section 5.02 Company Member Meeting. The Company shall take all actions necessary to duly call, give notice of, convene, and hold the Company member meeting or obtain any necessary written consent as soon as reasonably practicable.

Section 5.03 Parent Board Meeting; Approval by Sole Stockholder of Merger Sub.

(a) Parent shall take all action necessary to call, give notice of, convene, and hold the Parent Board meeting.

(b) Parent, following the approval of its Board, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the DGCL.

Section 5.04 Public Announcements. Any initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by UPlus and Parent. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Entity to which the relevant party is subject or submits; provided, in each such case, that the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance.

Section 5.05 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.06 Resignations. At the written request of Parent, the Company shall cause each manager or officer of the Company not set forth on Schedule 1.06 to resign in such capacity, with such resignations to be effective as of the Effective Time.

Section 5.07 Cooperation and Exchange of Information. UPlus and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any tax return

Section 5.08 Further Assurances. At and after the Effective Time, the officers and managers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Company any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

ARTICLE VI
CONDITIONS

Section 6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a) This Agreement will have been duly adopted by UPlus as the Company's sole owner.

(b) This Agreement will have been duly adopted by (i) Parent as the sole stockholder of Merger Sub; and (ii) Parent's Board of Directors.

(c) The Parent Stock Issuance will have been approved by the Parent.

(d) No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement.

(e) The Services Agreement and License Agreement have been fully executed.

Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a) The representations and warranties of the Company and UPlus shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) The Company shall have performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.

(c) Parent will have received a certificate, signed by the chief executive officer or chief financial officer of UPlus, certifying as to the matters set forth in Section 6.02(a) and Section 6.02(b).

Section 6.03 Conditions to Obligation of the Company and UPlus. The obligation of the Company and UPlus to effect the Merger is also subject to the satisfaction or waiver by the Company and UPlus on or prior to the Closing of the following conditions:

(a) The representations and warranties of Parent and Merger Sub set forth in the Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c) The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

(d) Parent shall issue to UPlus a fully executed stock certificate for 1,000,000 shares of Parent's Common Stock in UPlus's name.

(e) Parent shall issue to UPlus a fully executed stock warrant exercisable for 1,400,000 shares of Parent's Common Stock in UPlus's name.

Section 6.04 Frustration of Closing Conditions. Neither the Company, UPlus, Parent, or Merger Sub may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement, on the failure of any condition set forth Section 6.01, Section 6.02, or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party's breach in any material respect of any provision of this Agreement.

ARTICLE VII
TERMINATION, AMENDMENT, AND WAIVER

Section 7.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote or the Requisite Parent Vote) by the mutual written consent of Parent and the Company.

Section 7.02 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote or the Requisite Parent Vote):

(a) if the Merger has not been consummated on or before July 1, 2021 (the "**End Date**"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

(b) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement, and such Law or order shall have become final and nonappealable;

Section 7.03 Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Closing:

(a) If the necessary approvals of Parent have not been obtained by the End Date; or

(b) If there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company or UPlus set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) and Section 6.02(b) as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date.

Section 7.04 Termination by the Company. This Agreement may be terminated by UPlus or the Company at any time prior to the Closing:

(a) If the necessary approvals of UPlus or the Company have not been obtained by the End Date; or

(b) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date.

Section 7.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for the termination and providing a reference to a specific section of the Agreement that allows such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, member, manager, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such

liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

Section 7.06 Fees and Expenses Following Termination. Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 7.07 Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote or the Requisite Parent Vote, by written agreement signed by each of the parties hereto; provided, however, that: (a) following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval; and (b) following the receipt of the Requisite Parent Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Parent Common Stock without such approval.

Section 7.08 Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII
INDEMNIFICATION

Section 8.01 Indemnification By UPlus. Subject to the other terms and conditions of this ARTICLE VIII and the Special Adjustments described in Section 2.03, UPlus shall defend, indemnify and hold harmless Parent, its affiliates and their respective stockholders, directors, officers and employees from and against:

(a) all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys' fees and disbursements (a "**Loss**" or collectively "**Losses**"), arising from or relating to any inaccuracy in or breach of any of the representations or warranties of UPlus or Company contained in this Agreement or any document to be delivered hereunder;

(b) any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement or obligation to be performed by UPlus or Company pursuant to this Agreement or any document to be delivered hereunder; or

Section 8.02 Indemnification By Parent. Subject to the other terms and conditions of this ARTICLE VIII and the Special Adjustments described in Section 2.03, Parent shall defend,

indemnify and hold harmless UPlus, its affiliates and their respective stockholders, directors, officers and employees from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Parent or Merger Sub contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Parent or Merger Sub pursuant to this Agreement or any document to be delivered hereunder.

Section 8.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "**Indemnified Party**") shall promptly provide written notice of such claim to the other party (the "**Indemnifying Party**"). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 8.04 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to 10%. Such interest shall be calculated daily on the basis of a 365/366 day year and the actual number of days elapsed, without compounding.

Section 8.05 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.06 Effect of Investigation. Parent's or UPlus's right to indemnification or other remedy based on the representations, warranties, covenants and agreements contained herein will not be affected by any investigation conducted by either UPlus or Parent with respect to, or

any knowledge acquired by UPlus or Parent at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 8.07 Cumulative Remedies. The rights and remedies provided in this ARTICLE VIII are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE IX
MISCELLANEOUS

Section 9.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

"**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, "control" (including, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

"**Agreement**" has the meaning set forth in the preamble.

"**Associate**" has the meaning set forth in Section 203(c)(2) of the DGCL.

"**Book-Entry Share**" has the meaning set forth in Section 2.01(b).

"**Business Day**" means any day, other than Saturday, Sunday, or any day on which banking institutions located in Delaware are authorized or required by Law or other governmental action to close.

"**Certificate**" has the meaning set forth in Section 2.01(b).

"**Certificate of Merger**" has the meaning set forth in Section 1.03.

"Change in Control" means, with respect to Parent, the happening of any of the following:

(a) any person or entity, other than a current shareholder of Parent becomes the beneficial owner of the Pledgor's securities having more than fifty percent (50%) or more of the combined voting power of the then outstanding securities of Parent that may be cast for the election of directors of the Parent; or

(b) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets, or any combination of the foregoing transactions less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of Parent or such other corporation or entity after such transaction are held, in the aggregate, by the holders of the Parent's securities entitled to vote generally in the election of directors of the Parent immediately prior to such transaction or series of transactions.

"**Charter Documents**" means: (a) with respect to a corporation, the charter, articles or certificate of organization, as applicable, and bylaws thereof; (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement, as applicable, thereof; (c) with respect to a partnership, the certificate of formation and the partnership agreement; and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

"**Closing**" has the meaning set forth in Section 1.02.

"**Closing Date**" has the meaning set forth in Section 1.02.

"**Code**" has the meaning set forth in the Recitals.

"**Company**" has the meaning set forth in the Preamble.

"**Company Board**" has the meaning set forth in the Recitals.

"**Company's Membership Units**" means a fractional, undivided share of the membership interests in the Company, with 1,000,000 units representing 100% of the membership interests and 100% of the equity and management rights.

"**Contracts**" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

"**DGCL**" has the meaning set forth in the Recitals.

"**Effective Time**" has the meaning set forth in Section 1.03.

"**End Date**" has the meaning set forth in Section 7.02(a).

"**Expenses**" means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, and all other matters related to the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement.

"**Knowledge**" means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company's Disclosure Letter; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Parent's Disclosure Letter; in each case, after due inquiry.

"**Laws**" means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

SCHEDULE 1

- data or software used by the Assignors, including coding languages, or third party software providers necessary to provide the U+Method Technology to clients ;
- Assignors' cybersecurity practices, data encryption techniques, operational security practices, or IT practices necessary to the U+Method Technology ;

"**Lease**" means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

"**Material Adverse Effect**" means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an "**Effect**") that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Company; or (b) the ability of the Company to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets.

"**Parent Common Stock**" means the common stock of the Parent, $0.001 per share par value.

"**Requisite Parent Vote**" has the meaning set forth in Section 4.03(a).

"**Subsidiary**" of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

"**Surviving Company**" has the meaning set forth in Section 1.01.

"**Taxes**" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"**Tax Returns**" means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 9.02 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and

modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," and the word "or" is not exclusive. The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends and does not simply mean "if." A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words "hereof," "herein," "hereby," "hereto," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Letter and Parent Disclosure Letter.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 9.03 Survival. The representations and warranties contained in this Agreement will survive the Effective Time for a period of 18 months. This Section does not limit any covenant or agreement of the parties contained in this Agreement which shall survive the Closing.

Section 9.04 Governing Law. This Agreement and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware

Section 9.05 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the state courts of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in Delaware Federal Court. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided Section 9.05 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this

Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 9.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.07 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand providing proof of delivery; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a notice given in accordance with this Section 2.03):

If to Parent or Merger Sub, to:	Healthcare Business Resources, Inc. 718 Thompson Lane, Suite 108-273 Nashville, Tennessee 37204 Attention: Stephen Epstein Email: stephen@healthcarebusinessresources.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Maynard Cooper & Gale 655 Gallatin St SW, Huntsville, AL 35801 Attention: Richard Marsden Email: rmarsden@maynardcooper.com
If to UPlus or the Company, to:	U+ 44 Tehama St. San Francisco, California 94105, US Attention: Sean Sheppard Email: sean@u.plus.com
with a copy (which will not constitute notice to the Company) to:	Gallagher & Kennedy 2575 E. Camelback Road, Suite 1100 Phoenix, Arizona 85016 Attention: Stephen R. Boatwright Email: steve.boatwright@gknet.com

Section 9.08 Entire Agreement. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 9.09 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor UPlus or Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub, UPlus in the case of UPlus or Company), which consent shall not be unreasonably withheld, conditioned, or delayed.

Section 9.12 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 9.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, including the termination provisions set forth in Article VII and the Special Adjustments set forth in Section 2.03, in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at Law or in equity.

(a) Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Section 9.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UPlus Health, LLC

DocuSigned by:

By: Sean Sheppard

Name: Sean Sheppard

Title: Managing Partner

UserTech U.S. LLC

DocuSigned by:

By: Sean Sheppard

Name: Sean Sheppard

Title: Managing Partner

Healthcare Business Resources, Inc.

DocuSigned by:

By: ______________________

Name: Stephen Epstein

Title: CEO

HBR SUB, Inc

DocuSigned by:

By: ______________________

Name: Stephen Epstein

Title: CEO

EXHIBIT A

License

INTELLECTUAL PROPERTY LICENSE AGREEMENT

between

UserTech U.S. LLC

and

UPLUS HEALTH, LLC

Dated as of

June 17th , 2021

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This **INTELLECTUAL PROPERTY LICENSE AGREEMENT** (this "Agreement"), dated as of June 17, 2021 (the "Effective Date"), is entered into by and between **UserTech U.S. LLC.**, a Delaware limited liability company ("Licensor"), and **UPLUS HEALTH, LLC**, a Delaware limited liability company ("Licensee").

WHEREAS, the Licensor, helps companies across multiple industries with continuous innovation and market development through the use of its proprietary technology called the U+Method, which is a is a step-by-step product development methodology that focuses on front–loading the risky parts of product development before starting large buildouts (the "U+Method Technology").

WHEREAS, the Licensor, an Affiliate of the Licensee, is the sole and exclusive owner of and has the right to license to Licensee the Licensed IP (as defined below, and which includes the U+Method Technology); and

WHEREAS, Licensor wishes to grant to Licensee a license to the Licensed IP on the terms and conditions transferable set out in this Agreement; and

WHEREAS, Licensor wishes to ultimately sell Licensee to an unrelated third party.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

"Action" has the meaning set forth in Section 7.1.

"Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Huntsville, Alabama are authorized or required by Law to be closed for business.

"Change of Control" means the sale of all or substantially all the assets of a party; any merger, consolidation or acquisition of a party with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of a party in one or more related transactions.

"Confidential Information" means any information that is treated as confidential by Licensor, including trade secrets, technology, information pertaining to business operations and strategies, and information pertaining to customers, pricing and marketing.

Confidential Information of Licensor does not include information that Licensee can demonstrate by documentation: (a) was already known to Licensee without restriction on use or disclosure prior to receipt of such information directly or indirectly from or on behalf of Licensor; (b) was or is independently developed by Licensee without reference to or use of any of Licensor's Confidential Information; (c) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, Licensee or any of its Representatives; or (d) was received by Licensee from a Third Party who was not, at the time, under any obligation to Licensor or any other Person to maintain the confidentiality of such information.

"Effective Date" has the meaning set forth in the preamble.

"Field of Use" means the health care and medical services industry.

"Force Majeure Event" has the meaning set forth in Section 9.1.

"Improvement" means any modifications or enhancements to the Licensed IP.

"Indemnitee" has the meaning set forth in Section 7.1.

"Know-how" means any and all technical information, trade secrets, formulas, prototypes, specifications, directions, instructions, test protocols, procedures and results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, enhancements, modifications, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs and other knowledge, information, skills and materials controlled by Licensor pertaining to the Licensed IP.

"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, award, decree, other requirement or rule of law of any federal, state, local or foreign government or political subdivision thereof, or any arbitrator, court or tribunal of competent jurisdiction.

"Licensed IP" means the know-how, trademarks, copyrights, and other intellectual property listed in **Schedule 1**, the U+Method Technology and all related Know-How and good will.

"Licensee" has the meaning set forth in the preamble.

"Licensor" has the meaning set forth in the preamble.

"Losses" means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

"Representatives" means a party's and its Affiliates' employees, officers, directors, consultants and legal advisors.

"Term" has the meaning set forth in Section 8.1.

2. Grant.

2.1 Scope of Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee during the Term a royalty-free, exclusive, non-sub-licensable, transferable (subject to the terms set forth in Section 2.2) right and license to copy, commercialize, use and benefit from the Licensed IP in the Field of Use on a world-wide basis.

2.2 Transferable. The Licensee shall have the absolute right to assign and transfer this Agreement and its rights and obligations under this Agreement to an acquiring third-party following a Change in Control. No other transfer of this Agreement is permitted without the written permission of the Licensor.

3. Improvements. If Licensor or any of its Affiliates or third party contractors develop any Improvement, Licensor shall provide notice to Licensee upon development of such Improvement with such details of the Improvement as Licensee reasonably requires to effectively evaluate and, if desired, use the Improvement. Any such Improvement developed by Licensor shall automatically be deemed to be Licensed IP under this Agreement. If Licensee or any of its Affiliates or third party contractors develop any Improvement, Licensee shall provide notice to Licensor upon development of such Improvement with such details of the Improvement as Licensor requests. Any such Improvement developed by Licensee shall automatically be assigned to Licensor and shall become Licensed IP under this Agreement.

4. Third-Party Infringement.

4.1 Notice of Infringement or Third-party Claims. If (a) either party believes that Licensed IP is being infringed or misappropriated by a third party, or (b) if a third party alleges that any Licensed IP is invalid or unenforceable or claims that the Licensed IP infringes such third party's intellectual property rights, such party shall promptly provide written notice to the other party and provide it with all details of such infringement or claim, as applicable, that are known by such party.

4.2 Right to Bring Action or Defend. Licensor shall have the first right, but not the obligation, to bring an infringement action to enforce any Licensed IP, defend any declaratory judgment action concerning any Licensed IP, and take any other lawful action reasonably necessary to protect, enforce, or defend any Licensed IP, and control the conduct thereof. Notwithstanding the foregoing, if Licensor does not bring action with respect to any commercially significant third-party infringement within twenty (20) days of a request by Licensee, or earlier notifies Licensee in writing of its intent not to do so, then Licensee shall have the right, but not the obligation, to bring such an action and to control the conduct thereof.

4.3 Recovery and Settlement. If either party undertakes the enforcement or defense of any Licensed IP:

(a) the other party shall provide all reasonable cooperation and assistance, at the enforcing party's expense, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and being joined as a party to such action as necessary to establish standing;

(b) any recovery, damages, or settlement derived from such suit, action, or other proceeding will be applied first in satisfaction of any costs and expenses, including reasonable attorneys' fees, of the enforcing party, with any remaining amounts shared fifty percent (50%) to Licensor and fifty percent (50%) to Licensee; and

(c) such party may settle any such suit, action, or other proceeding, whether by consent order, settlement, or other voluntary final disposition, without the prior written approval of the other party, provided that Licensor shall not settle any such suit, action, or other proceeding in a manner that adversely affects the rights of Licensee concerning the Licensed IP without Licensee's prior written consent, which consent may not be unreasonably withheld or delayed.

5. Confidentiality.

5.1 Confidentiality Obligations. Licensee acknowledges that in connection with this Agreement it will gain access to Confidential Information of Licensor. As a condition to being furnished with Confidential Information, Licensee agrees, during the Term and in perpetuity thereafter, to:

(a) maintain Licensor's Confidential Information in strict confidence and, subject to Section 6.2, not disclose Licensor's Confidential Information without Licensor's prior written consent, provided, however, Licensee may disclose the Confidential Information to its Representatives who:

(i) have a "need to know" for purposes of the Licensee's performance, or exercise of its rights with respect to such Confidential Information, under this Agreement;

(ii) have been apprised of this restriction; and

(iii) are themselves bound by written nondisclosure agreements at least as restrictive as those set forth in this Section 7, provided further that Licensee shall be responsible for ensuring its Representatives' compliance with, and shall be liable for any breach by its Representatives of, this Section 6.

Notwithstanding any other provisions of this Agreement, Licensee's obligations under this Section 7 with respect to any Confidential Information that constitutes a trade secret under any applicable law will continue until such time, if ever, as such Confidential Information ceases to qualify for trade secret protection under one or more such applicable laws other than as a result of any act or omission of Licensee or any of its Representatives. Licensee shall use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard Licensor's Confidential Information from use or disclosure other than as permitted hereby.

5.2 Exceptions. If Licensee becomes legally compelled to disclose any Confidential Information, Licensee shall:

(a) provide prompt written notice to Licensor so that Licensor may seek a protective order or other appropriate remedy or waive its rights under this Section 5; and

(b) disclose only the portion of Confidential Information that it is legally required to furnish.

If a protective order or other remedy is not obtained, or Licensor waives compliance, Licensee shall, at Licensor's expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

6. Representations and Warranties.

6.1 Mutual Representations and Warranties. Each party represents and warrants to the other party that as of the date of this Agreement:

(a) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering;

(b) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(c) the execution of this Agreement by its Representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate or organizational action of the party; and

(d) when executed and delivered by such party, this Agreement shall constitute the legal, valid and binding obligation of that party, enforceable against that party in accordance with its terms.

6.2 Exclusion of Consequential and Other Indirect Damages. TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS, OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE AND THE PARTY AGAINST WHOM LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED REMEDY OF ITS ESSENTIAL PURPOSE.

7. Indemnification.

7.1 Scope. Licensee and Licensor shall indemnify, defend and hold harmless the other party and its officers, directors, employees, agents, successors and assigns (each, an "Indemnitee") against all Losses arising out of or resulting from any third party claim, suit, action or proceeding related to or arising out of or resulting from such indemnifying party's breach of any representation, warranty, covenant or obligation under this Agreement (each an "Action").

7.2 Indemnification Procedure. The indemnified party shall promptly notify the indemnifying party in writing of any Action and cooperate with the indemnified party at the indemnifying party's sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to indemnified party to handle and defend the same, at the indemnifying party's sole cost and expense. The indemnifying party shall not settle any Action in a manner that adversely affects the rights of any indemnified party without the indemnified party's

prior written consent, which shall not be unreasonably withheld or delayed. The indemnified party's failure to perform any obligations under this Section 7.2 shall not relieve the indemnifying party of its obligation under this Section 7.2 except to the extent that the indemnifying party can demonstrate that it has been materially prejudiced as a result of the failure. The indemnified party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

8. Term and Termination.

8.1 Term. This Agreement shall commence as of the Effective Date and, unless terminated earlier in accordance with Section 8.2, shall remain in force until terminated in accordance with Section 8.2 (the "Term"). As used in this Section 8.1, "expiration" and "expire", when referring to a patent of the Licensed IP means any expiration, revocation, invalidation or other termination of such patent.

8.2 Termination.

(a) Either party may terminate this Agreement on written notice to the other party if the other party materially breaches this Agreement and such breach:

(i) is incapable of cure; or

(ii) being capable of cure, remains uncured thirty (30) days after the breaching party receives written notice thereof.

(b) Licensor may terminate this Agreement by written notice to Licensee if Licensee:

(i) is dissolved or liquidated or takes any corporate action for such purpose;

(ii) makes a general assignment for the benefit of creditors; or

(iii) has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(c) Immediately if Healthcare Business Resources, Inc. ("Parent") is unable to cure its breach pursuant to Section 2.03(a) of the Merger Agreement by and among Parent, HBR Sub, UPlus Health, LLC and UserTech U.S. LLC dated June 15, 2021.

8.3 Effect of Termination. On any expiration or termination of the entirety of this Agreement Licensee shall: (a) return to Licensor all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on Licensor's Confidential Information; (b) permanently erase Licensor's Confidential Information from its computer systems; and (c) certify in writing to Licensor that it has complied with the requirements of this Section 8.3. Licensee shall ensure that any sub-licensees comply with the requirements set forth in this Section 8.3.

8.4 Survival. The rights and obligations of the parties set forth in this Section 8.4 and Section 1 (Definitions), Section 5 (Confidentiality), Section 6 (Representations and Warranties), Section 7 (Indemnification), Section 8.3 (Effect of Termination), and Section 9 (Miscellaneous), and any right, obligation or required performance of the parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

9. Miscellaneous.

9.1 Force Majeure. Neither party shall be liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, including any obligation to timely make any payment hereunder, when and to the extent such failure or delay is caused by:

(a) acts of nature;

(b) infectious disease outbreak, epidemic, or pandemic, including COVID-19 pandemic;

(c) flood, fire or explosion;

(d) war, terrorism, invasion, riot or other civil unrest;

(e) embargoes or blockades in effect on or after the date of this Agreement;

(f) national or regional emergency;

(g) strikes, labor stoppages or slowdowns or other industrial disturbances;

(h) any passage of law or governmental order, rule, regulation or direction, or any action taken by a governmental or public authority, including imposing an embargo, export or import restriction, quota or other restriction or prohibition; or

(i) national or regional shortage of adequate power or telecommunications or transportation facilities;

(each of the foregoing, a "Force Majeure Event"), in each case, provided that: (i) such event is outside the reasonable control of the affected party; (ii) the affected party provides prompt notice to the other party, stating the period of time the occurrence is expected to continue; and (iii) the affected party uses diligent efforts to end the failure or delay and minimize the effects of such Force Majeure Event.

Licensee may terminate this Agreement if a Force Majeure Event affecting Licensor continues substantially uninterrupted for a period of thirty (30) days or more. Unless Licensee terminates this Agreement pursuant to the preceding sentence, all dates by which Licensee must perform any act or on which a Licensee obligation is due shall automatically be extended for a period up to the duration of the Force Majeure Event.

9.2 Further Assurances. Each party shall, upon the reasonable request, and at the sole cost and expense, of the other party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

9.3 Independent Contractors. The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

9.4 No Public Announcements. Neither party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement, or, unless expressly permitted under this Agreement, otherwise use the other party's trademarks, service marks, trade names, logos, domain names or other indicia of source, association or sponsorship, in each case, without the prior written consent of the other party.

9.5 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with this Section:

If to Licensor:	UserTech U.S. LLC
If to Licensee:	UPlus Health, LLC

Notices sent in accordance with this Section shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

9.6 Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole.

Unless the context otherwise requires, references herein: (x) to Sections and Schedules refer to the Sections of and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Any Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

9.7 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

9.8 Entire Agreement. This Agreement, together with all Schedules and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any conflict between the terms and provisions of this Agreement and those of any Schedule or other document, the following order of precedence shall govern: (a) first, this Agreement, excluding its

Schedules; (b) second, the Schedules to this Agreement as of the Effective Date; and (c) third, any other documents incorporated herein by reference.

9.9 Assignment. Except following a Change of Control as set forth in Section 2.2, Licensee shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without Licensor's prior written consent, which consent Licensor may give or withhold in its sole discretion. No delegation or other transfer will relieve Licensee of any of its obligations or performance under this Agreement. Any purported assignment, delegation or transfer in violation of this Section 9.9 is void. Licensor may freely assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance, under this Agreement without Licensee's consent. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

9.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

9.11 Amendment; Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.12 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.13 Governing Law; Submission to Jurisdiction.

(a) This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

(b) Any legal suit, action or proceeding arising out of or related to this Agreement or the licenses granted hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of Alabama in each case located in the County of Madison, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.

9.14 Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

9.15 Equitable Relief. Each party acknowledges that a breach by the other party of this Agreement may cause the non-breaching party irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such a breach or threatened breach, the non-breaching party will be entitled to seek equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance and any other relief that may be available from any court, and the parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

9.16 Attorneys' Fees. In the event that any action, suit, or other legal or administrative proceeding arising out of this Agreement is instituted or commenced by either party hereto against the other party, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs from the non-prevailing party.

9.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LICENSOR:

UserTech U.S. LLC.

DocuSigned by:
Jan Beranek
E7B53551C5234AB...

By: ______________________
Name: Jan Beranek
Its: CEO

LICENSEE:

UPLUS HEALTH, LLC

DocuSigned by:
Jan Beranek
E7B53551C5234AB...

By: ______________________
Name: Jan Beranek
Its: CEO

EXHIBIT B

Services Agreement

PROFESSIONAL SERVICES AGREEMENT

---

between

UserTech U.S., LLC

and

UPLUS HEALTH, LLC

Dated as of

June 17, 2021

Professional Services Agreement

This Professional Services Agreement (this "**Agreement**"), dated as of June 17, 2021 (the "**Effective Date**"), is by and between, UserTech U.S. LLC, a Delaware limited liability company, with offices located at 145 Varick Street, New York New York, 10014 (the "**Service Provider**") and UPlus Health, LLC, a Delaware limited liability company (the "**Customer**").

WHEREAS, the Service Provider, helps companies across multiple industries with continuous innovation and market development (the "Services") through the implementation of its proprietary technology called the U+Method, which is a is a step-by-step product development methodology that focuses on front–loading the risky parts of product development before starting large buildouts (the "U+Method Technology");

WHEREAS, the Service Provider, has licensed to Customer the U+Method Technology and related intellectual property (the "Licensed IP");

WHEREAS, Customer wishes to retain Service Provider to provide Services based on the U+Method Technology to Customer's clients in the health care and medical services industry (the "Medical Industry");

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

"**Action**" has the meaning set forth in Section 11.1.

"**Affiliate**" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"**Agreement**" has the meaning set forth in the preamble.

"**Change Order**" has the meaning set forth in Section 5.2.

"**Confidential Information**" means any information that is treated as confidential by a party, including but not limited to all non-public information about its business affairs, products or services, Intellectual Property Rights, trade secrets, third-party confidential information, and other sensitive or proprietary information, whether disclosed

orally or in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as "confidential". Confidential Information shall not include information that: (a) is already known to the Receiving Party without restriction on use or disclosure prior to receipt of such information from the Disclosing Party; (b) is or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party; (c) is developed by the Receiving Party independently of, and without reference to, any Confidential Information of the Disclosing Party; or (d) is received by the Receiving Party from a third party who is not under any obligation to the Disclosing Party to maintain the confidentiality of such information.

"**Client**" means a client, or potential client of the Customer that is in the Medical Industry.

"**Customer**" has the meaning set forth in the preamble.

"**Customer Contract Manager**" has the meaning set forth in Section 4.1(a).

"**Customer Equipment**" means any equipment or systems provided by Customer and used directly or indirectly in the provision of the Services.

"**Customer Materials**" any documents, data, know-how, methodologies, software, and other materials provided to Service Provider by Customer.

"**Deliverables**" means all documents, work product, and other materials that are delivered to Customer or a Client hereunder or prepared by or on behalf of Service Provider in the course of performing the Services, including any items identified as such in a Statement of Work.

"**Disclosing Party**" means a party that discloses Confidential Information under this Agreement.

"**Force Majeure Event**" has the meaning set forth in Section 13.

"Initial Term" has the meaning set forth in Section 6.1.

"**Intellectual Property Rights**" means all (a) patents, patent disclosures, and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, together with all of the goodwill associated therewith, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.

"**Law**" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any

federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

"**Losses**" mean all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

"**Permitted Subcontractor**" has the meaning set forth in Section 3.1(h).

"**Person**" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

"**Pre-Existing Materials**" means all documents, data, know-how, methodologies, software, and other materials provided by or used by Service Provider in connection with performing the Services, in each case developed or acquired by the Service Provider prior to the commencement of this Agreement and not considered Licensed IP .

"**Project**" means a project as described in a Statement of Work whereby Service Provider provides Services to a Client.

"**Project Milestone**" means an event or task described in a Statement of Work which shall be completed by the relevant date set forth in the Statement of Work.

"**Receiving Party**" means a party that receives or acquires Confidential Information directly or indirectly under this Agreement.

"Request for Proposal" means Customer's request for Service Provider to provide a proposal related to a specific Client and Project and the delivery of U+Method Services.

"Renewal Term" has the meaning set forth in Section 6.2.

"**Service Provider**" has the meaning set forth in the preamble.

"**Service Provider Contract Manager**" has the meaning set forth in Section 3.1(a)(i).

"**Service Provider Equipment**" means any equipment provided by or on behalf of Service Provider and used directly or indirectly in the provision of the Services.

"**Service Provider Personnel**" means all employees and subcontractors, if any, engaged by Service Provider to perform the Services.

"**Statement of Work**" or "SOW" means each Statement of Work describing a project for a Client, entered into by the parties and attached to this Agreement, as mutually agreed to by the Parties.

"**Term**" has the meaning set forth in Section 6.

2. Services.

2.1 During the Term of this Agreement, from time-to-time Customer shall provide Service Provider a Request for Proposal based on its proposed contract with a Client and within 14 days Service Provider shall produce a Statement of Work designed to meet the requirements of the Request for Proposal.

2.2 The parties agree that the fees charged by Service Provider shall reflect Service Provider's actual direct costs, including any third-party incurred expenses necessary to perform the Services plus an administrative and overhead fee equal to 30% of Service Provider's direct costs (not to include third-party expenses).

2.3 Each Statement of Work shall include the following information, as applicable to a specific Project:

(a) a detailed description of the Services to be performed pursuant to the Statement of Work and a mutually agreeable start date;

(b) the date upon which the Services will commence and the term of such Statement of Work;

(c) the names of the Service Provider Contract Manager;

(d) the fees to be paid to Service Provider under the Statement of Work;

(e) the Project implementation plan, including a timetable;

(f) Project Milestones and payment schedules;

(g) any criteria for completion of the Project; and

(h) any other terms and conditions agreed upon by the parties in connection with the Services to be performed pursuant to such Statement of Work.

3. Service Provider's Obligations.

3.1 The Service Provider shall, as appropriate to each SOW:

(a) Appoint:

(i) a Service Provider employee to serve as a primary contact with respect to this Agreement and who will have the authority to act on behalf of Service Provider in connection with matters pertaining to this Agreement (the "**Service Provider Contract Manager**"); and

(ii) Service Provider Personnel for each SOW, who shall be suitably skilled, experienced, and qualified to perform the Services and specified in each SOW;

(b) maintain the same Service Provider Contract Manager throughout the Term of this Agreement except for changes in such personnel due to:

(i) Customer's request pursuant to Section 3.1(c); or

(ii) the resignation or termination of such personnel or other circumstances outside of Service Provider's reasonable control;

(c) upon the reasonable written request of Customer, promptly replace the Service Provider Contract Manager and any other Service Provider Personnel;

(d) before the date on which the Services are to start, obtain, and at all times during the Term of this Agreement maintain, all necessary licenses and consents and comply with all relevant Laws applicable to the provision of the Services;

(e) comply with, and ensure that all Service Provider Personnel comply with, all rules, regulations, and policies of Customer that are communicated to Service Provider in writing, including security procedures concerning systems and data and remote access thereto, building security procedures, including the restriction of access by Customer to certain areas of its premises or systems for security reasons, and general health and safety practices and procedures;

(f) maintain complete and accurate records relating to the provision of the Services under this Agreement, including records of the time spent and materials used by Service Provider in providing the Services in such form as Customer shall approve. During the Term and for a period of two years thereafter, upon Customer's written request, Service Provider shall allow Customer or Customer's representative to inspect and make copies of such records and interview Service Provider Personnel in connection with the provision of the Services; *provided that* any such inspection shall take place during regular business hours no more than once per year and Customer provides Service Provider with at least 15 business days advance written notice; and

(g) require each Permitted Subcontractor to be bound in writing by the confidentiality and intellectual property assignment or license provisions of this Agreement, and, upon Customer's written request, to enter into a non-disclosure or intellectual property assignment or license agreement in a form that is reasonably satisfactory to Customer.

3.2 Service Provider is responsible for all Service Provider Personnel and for the payment of their compensation, including, if applicable, withholding of income taxes, and the payment and withholding of social security and other payroll taxes, unemployment insurance, workers' compensation insurance payments, and disability benefits.

3.3 Service Provider acknowledges that time is of the essence with respect to Service Provider's obligations hereunder and that prompt and timely performance of all such obligation, including all timetables, Project Milestones, and other requirements in this Agreement and each Statement of Work, is strictly required. The Customer acknowledges that timely performance and completion by Service Provider of Service is contingent upon (i) Service Provider's timely access to the Customer's equipment, software and networks, and (ii) the provision of assistance, cooperation, approvals, information and data by the Customer officers, agents, and employees. If any of the aforementioned items (or any other responsibilities identified in a particular SOW) essential to Service Provider's performance of the Services are not provided or provided in such a way that Service Provider is hindered in its ability to effectively perform the Services, Service Provider's Provider Contract Manager shall so inform the Customer in writing, including the relevant specifics and details, so that the Client has a reasonable opportunity to correct such action and avoid delays in performance.

3.4 Anti-bribery/Anti-Corruption: Service Provider further represents and warrants that:

(a) it has adhered to, and shall adhere to all applicable laws and regulations, including without limitation all applicable anti-bribery and anti-corruption laws and regulations in the United States.

(b) it and its staff/employees have not given and agree not to give, promise or offer to give, any unlawful/unethical loan, gift, donation, payment, or other thing of value directly or indirectly, whether in cash or in kind to or for the unlawful/unethical benefit of any person.

(c) it and its directors, employees and staff are not an official, employee, or an agency or arm of, or entity owned or controlled by any government or any department, agency or instrumentality thereof.

(d) it has never been subject to an investigation or been convicted of or pleaded guilty, no contest to an offense involving fraud or corruption, nor has it been listed by any government agency as debarred, suspended, proposed for suspension or debarment.

(e) without prejudice to the foregoing, Service Provider is required to comply with the Client's minimum expectations towards standards of integrity and business conduct as communicated to Service Provider by Client from time to time.

(f) it has established policies, protocols and procedures relating to compliance with applicable law (including anti-bribery) and that it has an established code of ethics and/or code of conduct which inter alia prohibits bribery/corruption. Service Provider shall ensure that all its officers, directors, employees, representatives and Service Providers comply with such policies and code. A copy of such code of ethics and/or code of conduct shall be provided by Service Provider to Client, upon request by Client.

6. Customer's Obligations.

4.1 Customer shall:

(a) cooperate with Service Provider in all matters relating to the Services and appoint a Customer employee to serve as the primary contact with respect to this Agreement and who will have the authority to act on behalf of Customer with respect to matters pertaining to this Agreement (the "**Customer Contract Manager**");

(b) arrange, subject to Section 3.1(f), such access to Client's premises and such office accommodation and other facilities as may reasonably be required by Service Provider, for the purposes of performing the Services and each Project;

(c) respond promptly to any Service Provider request to provide direction, information, approvals, authorizations, or decisions that are reasonably necessary for Service Provider to perform Services in accordance with the requirements of this Agreement;

(d) provide or facilitate obtainment of such information that Service Provide may reasonably request in order to carry out the Services, in a timely manner;

4.2 If Service Provider's performance of its obligations under this Agreement is prevented or delayed by any act or omission of Customer or Client, Service Provider shall not be deemed in breach of its obligations under this Agreement or otherwise liable for any costs, charges, or losses sustained or incurred by Customer, in each case, to the extent arising directly or indirectly from such prevention or delay.

5. Change Orders; Acceptance of Deliverables.

5.1 Any requested change or modification to a SOW shall be by mutual consent of the Customer Contract Manager and the Service Provider Contract Manager. Promptly after receipt of the written estimate, the parties shall negotiate and agree in writing on the terms of such change (a "Change Order"). Neither party shall be bound by any Change Order unless mutually agreed upon in writing in accordance with Section 14.10.

5.2 Except in the case of a different acceptance period specified in an SOW, the Customer shall have fifteen (15) business days following delivery of each Deliverable to review and accept as complete or reject as incomplete each such Deliverable in accordance with the applicable acceptance criteria set forth in the applicable SOW. If the applicable SOW does not contain acceptance criteria upon delivery of the applicable Deliverable, then acceptance shall mean substantial compliance with the specifications and/or requirements set forth in the applicable SOW. In the event the Customer elects to reject a Deliverable, the Customer shall notify Service Provider in writing, within fifteen (15) business days after receipt of the Deliverable, itemizing each instance in which that Deliverable fails to meet the applicable acceptance criteria ("**Failure**") in sufficient detail to permit Service Provider to replicate, diagnose and correct the Failure. Service Provider shall promptly diagnose and correct all identified Failures and to provide the Customer with a modified Deliverable for review and acceptance. Service Provider's efforts to correct Failures caused solely by Service Provider shall be at no additional cost to the Customer. Upon redelivery of the modified Deliverable, the Customer shall have fifteen (15) business days to verify that all identified Failures have been corrected and to accept or reject the Deliverable. For non-software code Deliverables (for example, Deliverables where the Customer is asked to sign off on reports, analysis or design or layout choices), the acceptance period shall be five (5) business days and each reference to fifteen (15) business days

above shall be revised to five (5) business days. In the event the nature of Deliverables hereunder warrants a change in any of the acceptance periods set forth above, the Parties may agree to alternate acceptance periods in the applicable SOW and such acceptance periods shall prevail.

6. Term and Termination.

6.1 Term. This Agreement shall commence as of the Effective Date and shall continue thereafter until the completion of any Project outstanding at the date that is eighteen months after the Effective Date (the "**Initial Term**"), unless sooner terminated pursuant to this Section 6.

6.2 Renewal. Upon expiration of the Initial Term, this Agreement shall only renew upon written mutual consent.

6.3 Termination for Cause. Either party may terminate this Agreement or any SOW, effective upon written notice to the other party (the "**Defaulting Party**"), if the Defaulting Party:

(a) breaches this Agreement, and such breach is incapable of cure, or with respect to a breach capable of cure, the Defaulting Party does not cure such breach within 15 days after receipt of written notice of such breach; or

(b) (i) becomes insolvent or admits its inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within 15 business days or is not dismissed or vacated within 10 days after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; or

(c) A "**Change of Control**" occurs by Healthcare Business Resources, Inc. as such term is detailed in Section 9.01 of the Agreement and Plan of Merger by and Among Healthcare Business Resources, Inc. HBR Sub, UPlus Health, LLC and UserTech U.S. LLC dated as of June 15, 2021.

6.4 Effects of Termination or Expiration. Upon expiration or termination of this Agreement for any reason:

(a) Service Provider shall (i) promptly deliver to Customer and or Clients, as appropriate, all Deliverables (whether complete or incomplete) for which Customer has paid, all Customer Equipment and all Customer Materials in its possession, (ii) promptly remove any Service Provider Equipment located at Customer's or Client's premises, (iii) provide reasonable cooperation and assistance to Customer upon Customer's written request and at Customer's expense in transitioning the Services to a different Service Provider, and (iv) on a pro rata basis, repay all fees and expenses paid in advance for any Services not performed or Deliverables not provided.

(b) Each party shall (i) return to the other party all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on the other party's Confidential Information, (ii) permanently delete all of the other party's Confidential Information from its computer systems, and (iii) certify in writing to the other party that it has complied with the requirements of this clause; provided, however, that Customer may retain copies of any Confidential Information of Service Provider incorporated in the Deliverables or to the extent necessary to allow it to make full use of the Services and any Deliverables.

(c) In no event shall Customer be liable for any Service Provider Personnel termination costs arising from the expiration or termination of this Agreement.

6.5 Survival. The rights and obligations of the parties set forth in this Section 6.5, Section 6.4 and Sections 8, 9, 10, 11, 12, and 14, and any right or obligation of the parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement.

7. Fees and Expenses; Payment Terms.

7.1 In consideration of the provision of the Services by the Service Provider and the rights granted to Customer under this Agreement, Customer shall pay the fees set forth in the applicable Statement of Work. Payment to Service Provider of such fees and the reimbursement of expenses pursuant to this 7 shall constitute payment in full for the performance of the Services, and, Customer shall not be responsible for paying any other fees, costs, or expenses. Notwithstanding the previous language of this Section 7.1,

7.2 Service Provider shall issue invoices to Customer as described in the applicable SOW.

7.3 Service Provider shall issue invoices to Customer only in accordance with the terms of this Section, and Customer shall pay all properly invoiced amounts due to Service Provider within 10 days after Customer's receipt of such invoice, except for any amounts disputed by Customer in good faith. All payments hereunder shall be in US dollars by wire transfer.

7.4 Customer shall be responsible for all sales, use, and excise taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local governmental entity on any amounts payable by Customer hereunder. Any such taxes, duties, and charges currently assessed or which may be assessed in the future, that are applicable to the Services are for the Customer's account, and Customer hereby agrees to pay such taxes; *provided, that,* in no event shall Customer pay or be responsible for any taxes imposed on, or with respect to, Service Provider's income, revenues, gross receipts, personnel, or real or personal property or other assets.

8. Intellectual Property Rights; Ownership.

8.1 Except as set forth in Section 8.3, Customer and as appropriate Client is, and shall be, the sole and exclusive owner of all right, title, and interest in and to the Deliverables and

any derivative works thereof. Service Provider agrees, and will cause its Service Provider Personnel to agree, that with respect to any Deliverables that may qualify as "work made for hire" as defined in 17 U.S.C. §101, such Deliverables are hereby deemed a "work made for hire" for Customer. To the extent that any of the Deliverables do not constitute a "work made for hire", Service Provider hereby irrevocably assigns, and shall cause the Service Provider Personnel to irrevocably assign to Customer, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. The Service Provider shall cause the Service Provider Personnel to irrevocably waive, to the extent permitted by applicable Law, any and all claims such Service Provider Personnel may now or hereafter have in any jurisdiction to so-called "moral rights" or rights of droit moral with respect to the Deliverables.

8.2 Upon the reasonable request of Customer, Service Provider shall, and shall cause the Service Provider Personnel to, promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist Customer to prosecute, register, perfect, or record its rights in or to any Deliverables.

8.3 Service Provider, and shall remain, the sole and exclusive owners of all right, title, and interest in and to the Pre-Existing Materials, including all Intellectual Property Rights therein. Customer shall remain, the sole and exclusive owner of all right, title, and interest in and to the Customer Materials, including all Intellectual Property Rights therein. Service Provider shall have no right or license to use any Customer Materials except solely during the Term of the Agreement to the extent necessary to provide the Services to Customer. All other rights in and to the Customer Materials are expressly reserved by Customer.

9. Confidential Information.

9.1 The Receiving Party agrees:

(a) not to disclose or otherwise make available Confidential Information of the Disclosing Party to any third party without the prior written consent of the Disclosing Party; *provided, however*, that the Receiving Party may disclose the Confidential Information of the Disclosing Party to its and its Affiliates, and their officers, employees, consultants, and legal advisors who have a "need to know", who have been apprised of this restriction, and who are themselves bound by nondisclosure obligations at least as restrictive as those set forth in this Section 9;

(b) to use the Confidential Information of the Disclosing Party only for the purposes of performing its obligations under the Agreement or, in the case of Customer, to make use of the Services and Deliverables; and

(c) to promptly notify the Disclosing Party in the event it becomes aware of any loss or disclosure of any of the Confidential Information of Disclosing Party.

9.2 If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall provide:

(a) prompt written notice of such requirement so that the Disclosing Party may seek, at its sole cost and expense, a protective order or other remedy; and

(b) reasonable assistance, at the Disclosing Party's sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure.

If, after providing such notice and assistance as required herein, the Receiving Party remains required by Law to disclose any Confidential Information, the Receiving Party shall disclose no more than that portion of the Confidential Information which, on the advice of the Receiving Party's legal counsel, the Receiving Party is legally required to disclose and, upon the Disclosing Party's request, shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment.

10. Representations and Warranties.

10.1 Each party represents and warrants to the other party that:

(a) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

(b) it has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder;

(c) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party; and

(d) when executed and delivered by such party, this Agreement will constitute the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

10.2 Service Provider represents and warrants to Customer that:

(a) it shall perform the Services using personnel of required skill, experience, and qualifications and in a professional and workmanlike manner in accordance with its past practices and in accordance with how it delivers similar services to its own clients in different industries and shall devote adequate resources to meet its obligations under this Agreement;

(b) it is in compliance with, and shall perform the Services in compliance with, all applicable Laws;

(c) (i) to Service Provider's knowledge none of the Services, Deliverables, and Customer's use thereof infringe or will infringe any Intellectual Property Right of any third party, and, (ii) as of the date hereof, there are no pending or, to Service Provider's

knowledge, threatened claims, litigation, or other proceedings pending against Service Provider by any third party based on an alleged violation of such Intellectual Property Rights;

(d) the Services and Deliverables will be in conformity in all material respects with all requirements or specifications stated the applicable Statement of Work.

10.3 EXCEPT FOR THE EXPRESS WARRANTIES IN THIS AGREEMENT, (A) EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE UNDER THIS AGREEMENT, AND (B) SERVICE PROVIDER SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE

11. Indemnification.

11.1 Service Provider shall defend, indemnify, and hold harmless Customer and its Clients, officers, directors, employees, agents, successors, and permitted assigns (each, a "**Customer Indemnitee**") from and against all Losses awarded against a Customer Indemnitee in a final judgment (each, an "**Action**") arising out of or resulting from:

(a) bodily injury, death of any person, or damage to real or tangible, personal property resulting from the willful, fraudulent, or grossly negligent acts or omissions of Service Provider or Service Provider Personnel; and

(b) Service Provider's material breach of any representation, warranty, or obligation of Service Provider set forth in this Agreement.

11.5 Service Provider shall defend, indemnify, and hold harmless the Customer Indemnitees from and against all Losses based on a claim that any of the Services or Deliverables or Customer's receipt or use thereof infringes any Intellectual Property Right of a third party; *provided, however*, that Service Provider shall have no obligations under this Section 11.2 with respect to claims to the extent arising out of:

(a) any Customer Materials or any instruction, information, designs, specifications, or other materials provided by Customer in writing to Service Provider;

(b) use of the Deliverables in combination with any materials or equipment not supplied to Customer or specified by Service Provider in writing, if the infringement would have been avoided by the use of the Deliverables not so combined; or

(c) any modifications or changes made to the Deliverables by or on behalf of any Person other than Service Provider or Service Provider Personnel.

11.6 Customer shall defend, indemnify, and hold harmless Service Provider and its officers, directors, employees, agents, successors, and permitted assigns from and against all Losses awarded against Service Provider in a final judgment arising out of or resulting from any third-party Action arising out of or resulting from:

(a) any Customer Materials or any instruction, information, designs, specifications, or other materials provided by Customer in writing to Service Provider;

(b) use of the Deliverables in combination with any materials or equipment not supplied to Customer or specified by Service Provider in writing, if the infringement would have been avoided by the use of the Deliverables not so combined; or

(c) Customer's material breach of any representation, warranty, or obligation of Customer in this Agreement.

11.7 The party seeking indemnification hereunder shall promptly notify the indemnifying party in writing of any Action and cooperate with the indemnifying party at the indemnifying party's sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of such Action and shall employ counsel of its choice to handle and defend the same, at the indemnifying party's sole cost and expense. The indemnifying party shall not settle any Action in a manner that adversely affects the rights of the indemnified party without the indemnified party's prior written consent, which shall not be unreasonably withheld or delayed. The indemnified party's failure to perform any obligations under this Section 11.4 shall not relieve the indemnifying party of its obligations under this Section 11.4 except to the extent that the indemnifying party can demonstrate that it has been materially prejudiced as a result of such failure. The indemnified party may participate in and observe the proceedings at its own cost and expense.

11.8 Notwithstanding anything to the contrary in this Agreement, the indemnifying party is not obligated to indemnify, hold harmless, or defend the indemnified party against any claim (whether direct or indirect) to the extent such claim or corresponding losses arise out of or result from, in whole or in part, the indemnified party's:

(a) negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b) bad faith failure to comply with any of its material obligations set forth in this Agreement.

12. Limitation of Liability.

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR LOSS OF DATA OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.Force Majeure.

13.1 No party shall be liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other party hereunder), when and to the extent such failure or delay is caused by or results from acts beyond the impacted party's (**"Impacted Party"**) reasonable control, including without limitation the following force majeure events ("**Force Majeure Events**"): (a) acts of God; (b) flood, fire, earthquake, pandemics (including COVID-19), or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest; (d) government order, law, or actions; (e) embargoes or blockades in effect on or after the date of this Agreement; (f) national or regional emergency; (g) strikes, labor stoppages or slowdowns, or other industrial disturbances; and (h) shortage of adequate power or transportation facilities. The Impacted Party shall give notice within 7 days of the Force Majeure Event to the other party, stating the period of time the occurrence is expected to continue.

13.2 During the Force Majeure Event, the non-affected party may similarly suspend its performance obligations until such time as the affected party resumes performance.

13.3 The affected party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized and shall resume performance of its obligations as soon as reasonably practicable after the removal of the cause.

14.Miscellaneous.

14.1 Each party shall, upon the reasonable request, and at the sole cost and expense, of the other party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

14.2 The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither party shall have, through the execution of this Agreement, authority to contract for or bind the other party in any manner whatsoever.

14.3 Neither party shall issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Agreement, or otherwise use the other party's trademarks, service marks, trade names, logos, symbols, or brand names, in each case, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

14.4 All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the

date sent by facsimile (with confirmation of transmission)/email if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14.4.

If to Service Provider:	U+ 145 Varick Street. New York, New York 10014 Attention: Jan Beranek Email: Jan@u.plus
If to Customer:	Healthcare Business Resources, Inc. 718 Thompson Lane, Suite 108-273 Nashville, Tennessee 37204 Attention: Stephen Epstein Email: stephen@healthcarebusinessresources.com

14.5 For purposes of this Agreement, (a) the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections, Schedules, Exhibits, and Statements of Work refer to the Sections of, and Schedules, Exhibits, and Statements of Work attached to this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules, Exhibits, and Statements of Work referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

14.6 This Agreement, together with all Schedules, Exhibits, and Statements of Work and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained

herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any conflict between the terms and provisions of this Agreement and those of any Schedule, Exhibit or Statement of Work, the following order of precedence shall govern: (a) first, this Agreement, exclusive of its Exhibits and Schedules; (b) second, the applicable Statement of Work; and (c) third, any Exhibits and Schedules to this Agreement.

14.7 Neither party may assign, transfer, or delegate any or all of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that, upon prior written notice to the other party, either party may assign the Agreement to an Affiliate of such party or to a successor of all or substantially all of the assets of such party through merger, reorganization, consolidation, or acquisition. No assignment shall relieve the assigning party of any of its obligations hereunder. Any attempted assignment, transfer, or other conveyance in violation of the foregoing shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.8 This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

14.9 The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14.10 This Agreement may be amended, modified, or supplemented only by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

14.11 If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14.12 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law

provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

14.13 Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

14.14 Each party acknowledges that a breach by a party of 8 (Intellectual Property Rights; Ownership), 9 (Confidentiality), may cause the non-breaching party irreparable damages, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching party will be entitled to seek equitable relief, including a restraining order, injunctive relief, specific performance, and any other relief that may be available from any court, in addition to any other remedy to which the non-breaching party may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

14.15 If any action, suit, or other legal or administrative proceeding is instituted or commenced by either party hereto against the other party arising out of or related to this Agreement, the prevailing party shall be entitled to recover its actual attorneys' fees and court costs from the non-prevailing party.

14.16 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UserTech U.S., LLC

By: Jan Beranek
F7B53551C5224AB

Name: Jan Beranek

Title: CEO

UPLUS HEALTH, LLC

By: Jan Beranek
F7B53551C5224AB

Name: Jan Beranek

Title: CEO

EXHIBIT C

Financial Metrics Plan

U+ HEALTH		PROFIT AND LOSS	2021							
	USD	BUDGET V1	5	6	7	8	9	10	11	12
REVENUE										
		Sales, external (market rate)	0	0	0	0	0	128,000	128,000	128,000
		Sales, intragroup (at cost)	0	0	0	0	0	80,000	80,000	80,000
		Other Income	0	0	0	0	0	0	0	0
		Total Revenue	**0**	**0**	**0**	**0**	**0**	**208,000**	**208,000**	**208,000**
Total Income			***$0***	***$0***	***$0***	***$0***	***$0***	***$208,000***	***$208,000***	***$208,000***
EXPENSES										
		Directors	0	0	0	24,000	24,000	24,000	24,000	24,000
		CEO	0	0	0	22,000	22,000	22,000	22,000	22,000
		Other (Marketing and Sales)	0	0	0	4,000	4,000	4,000	4,000	4,000
		Total People Expenses	**0**	**0**	**0**	**50,000**	**50,000**	**50,000**	**50,000**	**50,000**
		EU Vendors	0	0	0	0	0	144,000	144,000	144,000
		Total Vendor Expenses	**0**	**0**	**0**	**0**	**0**	**144,000**	**144,000**	**144,000**
		Offices	0	0	100	100	100	100	100	100
		Legal & Tax services	0	0	400	100	100	400	100	100
		Licences & SW	0	0	70	70	70	70	70	70
		Service Fees	0	0	100	100	100	100	100	100
		Other	0	0	100	3,850	3,850	3,850	3,850	3,850
		Vendor Fees	0	0	0	0	0	0	0	0
		Total Office & Operations Expenses	**0**	**0**	**770**	**4,220**	**4,220**	**4,520**	**4,220**	**4,220**
		Other	0	0	0	0	0	0	0	0
		Total Other Expenses	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**
Total Expenses			***$0***	***$0***	***$770***	***$54,220***	***$54,220***	***$198,520***	***$198,220***	***$198,220***
NET INCOME			*$0*	*$0*	*-$770*	*-$54,220*	*-$54,220*	*$9,480*	*$9,780*	*$9,780*
NET PROFIT MARGIN			**0**	**0**	**#DIV/0!**	**#DIV/0!**	**#DIV/0!**	**4.6%**	**4.7%**	**4.7%**
REVENUE GROWTH RATE, YOY										
REVENUE GROWTH RATE, QOQ										#DIV/0!
REVENUE GROWTH RATE, EXTERNAL										#DIV/0!
REVENUE GROWTH RATE, INTRAGROUP										#DIV/0!

2022 1	2	3	4	5	6	7	8	9	10	11	12	TOTAL 2021
256,000	256,000	256,000	384,000	384,000	384,000	384,000	384,000	384,000	512,000	512,000	512,000	384,000
160,000	160,000	160,000	240,000	240,000	240,000	240,000	240,000	240,000	320,000	320,000	320,000	240,000
0	0	0	0	0	0	0	0	0	0	0	0	0
416,000	416,000	416,000	624,000	624,000	624,000	624,000	624,000	624,000	832,000	832,000	832,000	624,000
$416,000	$416,000	$416,000	$624,000	$624,000	$624,000	$624,000	$624,000	$624,000	$832,000	$832,000	$832,000	$624,000
24,000	24,000	24,000	24,000	24,000	24,000	24,000	24,000	24,000	24,000	24,000	24,000	120,000
22,000	22,000	22,000	22,000	22,000	22,000	22,000	22,000	22,000	22,000	22,000	22,000	110,000
4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000	20,000
50,000	50,000	50,000	50,000	50,000	50,000	50,000	50,000	50,000	50,000	50,000	50,000	250,000
288,000	288,000	288,000	432,000	432,000	432,000	432,000	432,000	432,000	576,000	576,000	576,000	432,000
288,000	288,000	288,000	432,000	432,000	432,000	432,000	432,000	432,000	576,000	576,000	576,000	432,000
100	100	100	100	100	100	100	100	100	100	100	100	600
400	100	100	400	2,000	100	400	100	100	400	100	100	1,200
70	70	70	70	70	70	70	70	70	70	70	70	420
100	100	100	100	100	100	100	100	100	100	100	100	600
3,850	3,850	3,850	3,850	3,850	3,850	3,850	3,850	3,850	3,850	3,850	3,850	19,350
0	0	0	0	0	0	0	0	0	0	0	0	0
4,520	4,220	4,220	4,520	6,120	4,220	4,520	4,220	4,220	4,520	4,220	4,220	22,170
0	0	0	0	0	0	0	0	0	0	0	0	0
0	0	0	0	0	0	0	0	0	0	0	0	0
$342,520	$342,220	$342,220	$486,520	$488,120	$486,220	$486,520	$486,220	$486,220	$630,520	$630,220	$630,220	$704,170
$73,480	$73,780	$73,780	$137,480	$135,880	$137,780	$137,480	$137,780	$137,780	$201,480	$201,780	$201,780	-$80,170
17.7%	17.7%	17.7%	22.0%	21.8%	22.1%	22.0%	22.1%	22.1%	24.2%	24.3%	24.3%	-12.85%
		100%			50%			0%			33%	
		100%			50%			0%			33%	
		100%			50%			0%			33%	

2022	2021 split	Set-up	Rate, $/h	2021 Q3 Clients	2021 Q3 Es / Client	2021 Q4 Clients	2021 Q4 Es / Client	2022 Q1 Clients	2022 Q1 Es / Client	2022 Q2 Clients	2022 Q2 Es / Client	2022 Q3 Clients	2022 Q3 Es / Client	2022 Q4 Clients	2022 Q4 Es / Client
4,608,000	62%	External clients	$200		4	1	4	2	4	3	4	3	4	4	4
2,880,000	38%	Intragroup clients	$100		3	1	5	2	5	3	5	3	5	4	5
0															
7,488,000		REVENUE GROWTH RATE, QOQ				#DIV/0!		100%		50%		0%		33%	
$7,488,000															
			Rate	Hours											
288,000		Director rate	$100	80											
264,000															
48,000															
600,000															
5,184,000															
5,184,000															
1,200															
4,300															
840															
1,200															
46,200															
0															
53,740															
0															
0															
$5,837,740															
$1,650,260															
22.04%															
500%															

EXHIBIT D

Certificate of Formation

CERTIFICATE OF FORMATION

OF

UPLUS HEALTH, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is UPlus Health, LLC.

SECOND: The address of the Limited Liability Company's registered office in the State of Delaware is 919 N. Market St., Ste. 725, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Limited Liability Company for service of process at such address is Delaware Corporate Services Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on June 17, 2021.

By: ______________________________

Name:

Title: Organizer

EXHIBIT E

Limited Liability Company Agreement

LIMITED LIABILITY COMPANY AGREEMENT

UPLUS HEALTH, LLC

Dated as of June 17th , 2021

LIMITED LIABILITY COMPANY AGREEMENT

OF

UPLUS HEALTH, LLC

Dated: June 17, 2021

This Limited Liability Company Agreement (this "Agreement") of UPlus Health, LLC, a Delaware limited liability company (the "Company"), dated as of June 17, 2021, is adopted and entered into by UserTech U.S. LLC a Delaware limited liability company (the "Managing Member").

WHEREAS, the Company was formed on May 10, 2021.

NOW, THEREFORE, the Managing Member hereby agrees as follows:

1. Organization. This limited liability company was organized pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act").

2. Name. The name of the Company is UPlus Health, LLC.

3. Principal Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Managing Member.

4. Registered Agent. The registered office of the Company in the State of Delaware is 919 N. Market St., Ste. 725, in the City of Wilmington, County of New Castle, Delaware 19801 and the Company's registered agent at such address is Delaware Corporate Services Inc.

5. Member. The name and the business, residence or mailing addresses of the Managing Member is as follows:

Name	Address
UserTech U.S. LLC	44 Tehama St. San Francisco, California 94105, US

6. Nature of Business. The Company may conduct all business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Section 6.

7. Management.

(a) Managing Member Management. Except as otherwise expressly provided for in this Agreement, management of the Company shall be vested in the Managing Member in accordance with Section 18-402 of the Act. The Managing Member shall have the sole and exclusive responsibility and authority for the management, conduct and operation of the Company's business in all respects and in all matters, except to the extent that the Managing Member agrees to delegate any such responsibility or authority to any manager, officer, employee or agent of the Company.

(b) Officers.The Managing Member may appoint in writing officers to run the day-to-day operations of the Company, which may include a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Treasurer or one or more Assistant Treasurers, a Secretary or one or more Assistant Secretaries, and a Chief Operating Officer who shall hold their offices for such terms and shall exercise such positions and perform such duties as shall be determined by the Managing Member. Any individual may hold more than one office. The Managing Member may designate additional offices and assign thereto such duties as it may determine. The initial officers of the Company shall be as set forth below:

Name	Title
Sean Sheppard	CEO

8. Dissolution. The provisions of Section 18-801 of the Act that apply unless the limited liability company agreement otherwise provides shall not become operative. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Managing Member, (b) the sale of all of the Company's assets, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

9. Initial Capital Contributions. The Managing Member hereby agrees to contribute, upon the demand of the Company therefor, $1.00, in cash.

10. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Managing Member.

11. Distributions. Distributions shall be made to the Managing Member at the times and in the aggregate amounts determined by the Managing Member.

12. Amendments. Amendments to this Agreement may be made from time to time only with the written consent of the Managing Member.

13. Admission of Additional Members. One or more additional members may be admitted to the Company with the consent of the Managing Member. Prior to the admission of any such additional members to the Company, the Managing Member shall amend this Agreement to make such changes as the Managing Member shall determine to reflect the fact that the Company shall have such additional member(s). Each additional member shall execute and deliver a supplement or counterpart to this Agreement, as necessary.

14. Liability of Member. Neither the Managing Member nor any other member of the Company shall at any time have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

15. Authority of Members to Bind the Company. Only the Managing Member, and managers, officers, employees or agents of the Company authorized by the Managing Member shall have the authority to bind the Company. No member of the Company who is not the Managing Member or otherwise authorized as a manager, officer, employee or agent, shall take any action to bind the Company, and such member shall indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such member.

16. Exculpation; Indemnification.

(a) Exculpation. No Covered Person (as defined below) shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company, any member of the Company or any Person that is a party to or is otherwise bound by this Agreement, for any losses, claims, damages, liabilities, expenses (including all reasonable fees and expenses of counsel), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or become subject to (collectively, "Losses") incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company; provided, however, that exculpation pursuant to this Section 16(a) shall not be available for any Losses incurred by a Covered Person by reason of any act or omission performed or omitted by such Covered Person that has been determined by a court of competent jurisdiction in a final and non-appealable judgment to constitute (i) willful misconduct, (ii) fraud or (iii) gross negligence. For the avoidance of doubt, and without limiting the generality of the preceding sentence, no Covered Person shall be liable to the Company, any member of the Company or any Person that is a party to or is otherwise bound by this Agreement, on a theory of aiding and abetting, conspiracy, or other liability for an act or omission of another, unless the conditions set forth in clause (i), (ii) or (iii) of the preceding sentence are satisfied with respect to such Covered Person independently of any act or omission of another that may be attributed to such Covered Person under any such theory of liability.

(b) Indemnification. The Company shall indemnify, defend and hold harmless, to the fullest extent permitted by applicable law, each Covered Person against any Losses, in connection with any matter arising out of or in connection with the (i) Company's business or affairs, (ii) this Agreement or any related document, or (iii) the service at the request of the Company by such Covered Person as a partner, member, director, advisory board member, officer, trustee, employee or agent of any other Person (a "Covered Activity" or together "Covered Activities") unless such Loss arose by reason of any act or omission performed or omitted by such

Covered Person that has been determined by a court of competent jurisdiction in a final and non-appealable judgment to constitute (I) willful misconduct, (II) fraud or (III) gross negligence. If for any reason (other than because such Covered Person's act or omission was of the type described in clause (I), (II) or (III) of the immediately preceding sentence) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold such Covered Person harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such Loss in such proportion as is appropriate to reflect any relevant equitable considerations; provided, however, that in no event shall the Company be obligated pursuant to this sentence to contribute an amount in excess of what it would be obligated to pay as indemnification if the foregoing indemnification were available.

(c) Reimbursement. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with a Covered Activity, the Company shall (subject to the following sentence) reimburse such Covered Person for, or pay on such Covered Person's behalf, such Covered Person's reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided, that such Covered Person shall promptly repay to the Company the amount of any such expenses reimbursed to or paid for such Covered Persons if such Covered Person is not entitled to indemnification pursuant to Section 16(b).

(d) Company's Obligations. The obligations of the Company under Section 16(b) and Section 16(c) shall be satisfied solely out of and to the extent of the Company's assets, and no Covered Person or member of the Company shall have any personal liability on account thereof.

(e) Exceptions to Exculpation and Indemnification. Notwithstanding anything in this Section 16 to the contrary, the advancement, reimbursement, exculpation and indemnification provisions of this Section 16 shall not apply to (i) any Covered Person if and to the extent arising out of or related to any intentional and material breach by such Covered Person of this Agreement or any other agreement between the Company or any of its subsidiaries, on the one hand, and such Covered Person on the other hand, (ii) any matter with respect to which any member of the Company or any of its affiliate has express indemnification obligations to the Company or any of its subsidiaries or any other member of the Company or any of its affiliates or (iii) any action, suit, claim or proceeding commenced by a Covered Person (including by way of a counterclaim) unless (A) the commencement of the action, suit, claim or proceeding (or part thereof) by such Covered Person was approved in writing by the Managing Member, or (B) such action, suit, claim or proceeding (or part thereof) is brought to enforce a right of such Covered Person arising under Section 16(b) or Section 16(c).

(f) Amendment to Obligations. Any amendment, repeal or modification of the foregoing provisions of this Section 16 shall not materially and adversely affect any right or protection of a Covered Person existing at the time of, or increase the liability of any Covered Person with respect to any acts or omissions of such Covered Person occurring prior to, such amendment, repeal or modification.

(g) Succession of Rights. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any other agreement, statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

(h) Other Persons. This Section 16 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to Persons other than Covered Persons, including any employee or agent of the Company, when and as authorized by appropriate action.

(i) Insurance. To the extent available on commercially reasonable terms, the Company may purchase, at its expense, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person's duties in such amount and with such deductibles as the Managing Member may determine; the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein. If any direct or indirect subsidiary of the Company has agreed to indemnify or reimburse any Covered Person against Losses against which such Covered Person is also indemnified hereunder, then, to the extent reasonably practicable, each Covered Person shall seek or agree to seek recovery from such subsidiary; provided, however, that nothing herein shall limit or delay such Covered Person's right to be reimbursed for advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any direct or indirect subsidiary of the Company or from insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to such Covered Person by the Company in respect of such Losses.

(j) Third Party Rights. A Person who is not a party to this Agreement may not, in its own right or otherwise, enforce any term of this Agreement except that each Covered Person may in its own right enforce Section 16 of this Agreement, each subject to and in accordance with the provisions of the Act. Notwithstanding any other term of this Agreement, the consent of, or notice to, any person who is not a party to this Agreement (including, without limitation, any Covered Person) is not required for any amendment to, or variation, release, rescission or termination made in accordance with the terms of this Agreement.

(k) Definitions. As used in this Section 16, the following terms have the following respective meanings:

(i) "Covered Person" means (i) the Managing Member and any other member of the Company, (ii) any officer, director or manager of the Company and (iii) any Person who serves at the request of the Company on behalf of the Company as an officer, director, manager or member of any other Person, including any subsidiary of the Company.

(ii) "Person" means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority or other entity.

17. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

18. Severability. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

[*Remainder of page intentionally left blank*]

IN WITNESS WHEREOF, the Managing Member, intending to be legally bound hereby, has duly executed this Agreement as the date first written above.

MANAGING MEMBER:

UserTech U.S. LLC

By:______________________________
Name:____________________________
Its:______________________________

Schedule 1.06

Officers Post Merger

Stephen Epstein, Manager & CEO

Schedule 4.2

Greater than 5% owners

Stephen Epstein	55%
Kenneth Hawkins	15%
Meraki Partners	18%

HEALTHCARE BUSINESS RESOURCES, INC.

OFFICER'S CERTIFICATE

June 17, 2021

This Officer's Certificate is being furnished pursuant to Section 6.03(c) of that certain Agreement and Plan of Merger, dated as of June 17, 2021 (the "Agreement"), by and among UserTechnologies US LLC, a Delaware limited liability company ("**UPlus**"), UPlus Health, LLC, a Delaware limited liability company and a wholly-owned subsidiary of UPlus (the "**Company**"), Healthcare Business Resources, Inc., a Delaware corporation ("**Parent**"), and HBR Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent ("**Merger Sub**"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

The undersigned hereby certifies that he is the Chief Executive Officer of the Parent, and in such capacity and without personal liability, hereby certifies to UPlus and Company as follows:

(a) The representations and warranties of Parent and Merger Sub set forth in the Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and Merger Sub have performed in all material respects all obligations and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer's Certificate as of the date first set forth above.

By: ______________________
Name: Stephen Epstein
Title: Chief Executive Officer

USERTECH U.S. LLC

OFFICER'S CERTIFICATE

June 18, 2021

This Officer's Certificate is being furnished pursuant to Section 6.02(c) of that certain Agreement and Plan of Merger, dated as of June 18, 2021 (the "Agreement"), by and among UserTech U.S. LLC, a Delaware limited liability company ("**UPlus**"), UPlus Health, LLC, a Delaware limited liability company and a wholly-owned subsidiary of UPlus (the "**Company**"), Healthcare Business Resources, Inc., a Delaware corporation ("**Parent**"), and HBR Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent ("**Merger Sub**"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The undersigned hereby certifies that she is the Chief Executive Officer of UPlus, and in such capacity and without personal liability, hereby certifies to Parent as follows:

(a) The representations and warranties of the Company and UPlus are true and correct in all respects as of the date of this Agreement and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Parent and Merger Sub have performed in all material respects all obligations and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c) The License Agreement and Services Agreement have executed by the parties.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer's Certificate as of the date first set forth above.

DocuSigned by:

By: Jan Beranek

F7B53551C5224AB...

Name: Jan Beranek

Title: Chief Executive Officer

State of Delaware Certificate of Merger

Pursuant to Section 264(c) of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

1. The name of each constituent company is **UPlus Health, LLC**, a Delaware limited liability company and **HBR SUB, Inc.**, a Delaware corporation.

2. The Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent companies.

3. The name of the surviving company is **UPlus Health, LLC**, a Delaware limited liability company.

4. The Certificate of Formation of the surviving company, as in effect immediately prior to the effective time of the merger, shall be the Certificate of Formation of the surviving company.

5. The merger is to become effective upon filing.

6. The Agreement of Merger is on file at 718 Thompson Lane, Suite 108-273

Nashville, Tennessee 37204, the place of business of the surviving company.

7. A copy of the Agreement of Merger will be furnished by the surviving company on request, without cost, to any stockholder or member of the constituent companies.

IN WITNESS WHEREOF, the surviving company has caused this certificate to be signed by an authorized manager, as of the 18th day of June, 2021

UPlus Health, LLC

By: ____________________

Name: Stephen Epstein

Title: Manager